Exhibit 10.2

Notice of Grant of Stock Option and Terms and Conditions of Stock Option	Exar Corporation ID: [ ] [Address] [Address]

Grantee:	[Name]	Option Number:	[ ]
	[Address]	Plan:	Non-Plan Grant
	[Address]	ID:	[ ]

Effective [                    ] (the “Award Date”), you (the “Grantee”) have been granted a nonqualified stock option (the “Option”) to buy [1,200,000] shares1 of Common Stock of Exar Corporation (the “Corporation”) at a price of $[            ] per share1 (the “Exercise Price”).

The aggregate Exercise Price of the shares subject to the Option is $[            ].1

The Option is the stock option referred to in Section 3.3(a) of the Employment Agreement between you and the Corporation dated [            , 201    ] (the “Employment Agreement”). Sixty percent (60%) of the Option is subject to time-based vesting as set forth in Section 3.3(a)(i) of the Employment Agreement. Forty percent (40%) of the Option is subject to time-based and performance-based vesting as set forth in Section 3.3(a)(ii) of the Employment Agreement.1, 2]

The Option will expire on [                    ] (the “Expiration Date”). 1, 2

By your signature and the Corporation’s signature below, you and the Corporation agree that the Option is governed by the Terms and Conditions of Nonqualified Stock Option (the “Terms”), which are attached and incorporated herein by this reference. This Notice of Grant of Stock Option, together with the Terms, will be referred to as your Option Agreement. The Option has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Terms. The Terms also include cross-references to certain provisions of the Corporation’s 2006 Equity Incentive Plan (the “Plan”). You acknowledge receipt of a copy of the Terms and the Plan.

Exar Corporation	Date

[ ]	Date
Date: Time:

[1]	Subject to adjustment under Section 7 of the Terms.
[2]	Subject to early termination under Section 5 of the Terms.

EXAR CORPORATION

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.	General.

These Terms and Conditions of Nonqualified Stock Option (these “Terms”) apply to a particular stock option (the “Option”) if incorporated by reference in the Notice of Grant of Stock Option (the “Grant Notice”) corresponding to that particular grant. The recipient of the Option identified in the Grant Notice is referred to as the “Grantee.” The per share exercise price of the Option as set forth in the Grant Notice is referred to as the “Exercise Price.” The effective date of grant of the Option as set forth in the Grant Notice is referred to as the “Award Date.”

The Option is a stand-alone option grant and was not granted under any of the Corporation’s equity incentive plans, including the Exar Corporation 2006 Equity Incentive Plan (the “Plan”). Any shares issued in respect of the Option shall not count against the share limits of the Plan. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Grant Notice and these Terms are collectively referred to as the “Option Agreement” applicable to the Option.

2.	Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the Grant Notice. The Option may be exercised only to the extent the Option is vested and exercisable.

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Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the U.S. Internal Revenue Code.

3.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule applicable to the Option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below.

Nothing contained in this Option Agreement constitutes a continued employment or service commitment by the Corporation or any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation (a “Subsidiary”), affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.

4.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

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a written notice stating the number of shares of the Corporation’s common stock (“Common Stock”) to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time,

•

payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation, or (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any non-cash payment) in shares of Common Stock already owned by the Grantee, valued at their fair market value (as determined by the Administrator) on the exercise date;

•	any written statements or agreements as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements; and

•	satisfaction of the tax withholding provisions of Section 8 below.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by notice and third party payment in such manner as may be authorized by the Administrator, or, subject to such procedures as the Administrator may adopt, authorize a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option. As used herein, the “Administrator” means the Board of Directors of the Corporation (the “Board”) or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Option Agreement.

5.	Early Termination of Option.

5.1 Expiration Date. Subject to earlier termination as provided below in this Section 5, the Option will terminate on the “Expiration Date” set forth in the Grant Notice (the “Expiration Date”).

5.2 Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events in the same manner as stock options granted generally under the Plan in accordance with the provisions of Section 7.2 of the Plan.

5.3 Termination of Option upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 5.2 above, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Corporation or a Subsidiary is referred to as the Grantee’s “Severance Date”):

•

other than as expressly provided below in this Section 5.3, (a) the Grantee will have until the date that is 3 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

•

if the termination of the Grantee’s employment or services is the result of the Grantee’s death or Disability (as defined in the Employment Agreement), (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Grantee’s Severance Date to exercise the Option, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period;

•

if the Grantee’s employment or services are terminated by the Corporation or a Subsidiary for Cause (as defined in the Employment Agreement), the Option (whether vested or not) shall terminate on the Severance Date.

In the event the Grantee is providing services to the Corporation (other than as an employee), the Administrator shall be the sole judge of whether the Grantee continues to render services for purposes of this Option Agreement.

6.	Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement are subject to the same limitations on transferability as apply to stock options granted generally under the Plan in accordance with the provisions of Section 5.7 of the Plan.

7.	Adjustments.

The exercise price and the number of shares subject to the Option are subject to adjustment upon certain corporate transactions on the same terms as apply to stock options granted under the Plan generally as set forth in Section 7.1 of the Plan.

8.	Tax Withholding.

Upon any exercise or payment of the Option, the Corporation or one of its Subsidiaries shall have the right at its option to:

(1)	require the Grantee (or the Grantee’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such exercise or payment; or

(2)	deduct from any amount otherwise payable in cash (whether related to the Option or otherwise) to the Grantee (or the Grantee’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such exercise or payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under the Option, the Administrator may in its sole discretion (subject to compliance with all applicable laws and regulations) require or grant to the Grantee the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

9.	Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 9.

10.	Entire Agreement.

This Option Agreement constitutes the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Any amendment of this Option Agreement must be in writing and signed by the Corporation, provided that no such amendment shall, without written consent of the Grantee, affect in any manner materially adverse to the Grantee any rights or benefits of the Grantee or obligations of the Corporation under the Option. Changes, settlements and other actions contemplated by Section 7 of these Terms shall not be deemed to constitute changes or amendments for purposes of this Section 10. The Corporation may unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. For avoidance of doubt, the Employment Agreement is outside the scope of this integration provision, and nothing contained herein is intended to adversely affect any independent contractual right of the Grantee under the Employment Agreement.

11.	Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

12.	Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 5.2 of these Terms, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

13.	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.	Clawback Policy.

The Option is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any shares of Common Stock or other cash or property received with respect to the Option (including any value received from a disposition of the shares acquired upon exercise of the Option).

16.	No Advice Regarding Grant.

The Grantee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option. Except for the withholding rights contemplated by Section 8 above, the Grantee is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.